UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AZIO AI HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AZIO AI HOLDINGS, INC.

7510 Ardmore Street

Houston, TX 77054

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2026

EXPLANATORY NOTE

On October 9, 2026, Azio AI Holdings, Inc., a Delaware corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held virtually on November 2, 2026, at 9:00 a.m. Pacific Time. On November 2, 2026, the Company commenced the Annual Meeting, as previously scheduled, and adjourned the Annual Meeting, without any proposals being voted upon, until November 13, 2026, at 9:00 a.m., Pacific Time, due to a lack of quorum. As previously disclosed, the board of directors of the Company has fixed the close of business on September 10, 2026, as the record date (the “Record Date”) for the determination of stockholders of the Company entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct the number of shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company issued and outstanding as of the Record Date and to correct the Security Ownership of Certain Beneficial Owners and Management table beginning on page 69 of the Proxy Statement.

The Proxy Statement stated that 17,207,848 shares of Common Stock were issued and outstanding as of the Record Date. The correct number of shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date is 17,357,848. The difference reflects the retroactive adjustment by the Company’s transfer agent to the number of shares outstanding as of the Record Date to account for 150,000 shares of Common Stock issued upon exercise of outstanding warrants. Each such share is entitled to one vote on each matter to be acted upon at the Annual Meeting.

This correction does not change the Record Date, the date, time or format of the Annual Meeting, the proposals to be voted upon, the voting standard for approval of any proposal, or the recommendation of the Board.

The Security Ownership of Certain Beneficial Owners and Management table in the Proxy Statement inadvertently omitted the beneficial ownership of Alora, LLC, the only person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Accordingly, the Proxy Statement disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management” is amended and replaced in its entirety with the disclosure set forth below.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

This Supplement is dated November 6, 2026 and is first being made available to stockholders on or about November 6, 2026.

 —

As corrected, the disclosure on page 7 of the Proxy Statement in the section titled “General Information” under the captions “How many votes can be cast by all stockholders?” and “How many votes must be present to hold the Annual Meeting?” should read as follows:

How many votes can be cast by all stockholders?

We had 17,357,848 outstanding shares of our Common Stock on the Record Date, and each of those shares of our Common Stock is entitled to one vote. Stockholders are not entitled to cumulative voting rights.

How many votes must be present to hold the Annual Meeting?

To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of the holders of one-third of the shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Thus, holders of at least 5,881,221 shares of our Common Stock must be represented in person or by proxy at the Annual Meeting to have a quorum.

 —

As corrected, the disclosure below found on page 52 of the Proxy Statement in the section titled “Proposal 4: Approval of, in Accordance with Nasdaq Listing Rules, The Issuance of Shares of Common Stock Upon Conversion of the Series A Preferred Stock” under the caption “Shares Issuable Upon Conversion” should read as follows:

Shares Issuable Upon Conversion

Set forth below is a table summarizing the number of shares of Common Stock prior to the conversion of all of the Series A Preferred Stock, the maximum number of shares of Common Stock that are potentially issuable upon conversion of the Series A Preferred Stock and the number of shares of Common Stock outstanding after conversion of all of the Series A Preferred Stock. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock.

	Number of Shares of Common Stock Outstanding Prior to Conversion of All of the Series A Preferred Stock(1)	Maximum Number of Shares Issuable Upon Conversion of All of the Series A Preferred Stock	Number of Shares of Common Stock Outstanding After Conversion of All of the Series A Preferred Stock	Percentage of Outstanding Shares of Common Stock Held by Holders of Series A Preferred Stock After Full Conversion(2)
Acquisition	17,357,848	97,345,000	114,702,848	87.0%

(1) Number of outstanding shares of Common Stock as of September 10, 2026.

(2) Percentage shown all includes the 2,460,351 shares of Common Stock acquired by the Legacy Azio AI Stockholders in the Acquisition.

 —

As corrected, the disclosure below found on page 59 of the Proxy Statement in the section titled “Proposal 6: Approval of the Azio AI Holdings, Inc. 2026 Equity Incentive Plan” should read as follows:

The following table provides certain additional information regarding our equity incentive plans (with performance-based awards included at the “target” level). As of the Reference Date, there were 17,357,848 shares of our Common Stock outstanding. The closing price of our Common Stock as reported on the Nasdaq Capital Market on the Reference Date was $1.18 per share.

 —

As corrected, the disclosure below found on page 69 of the Proxy Statement in the section titled “Security Ownership of Certain Beneficial Owners and Management” should read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of September 10, 2026, for:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our directors and nominees for election to our Board;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and Section 13(g) of the Exchange Act.

Applicable percentage ownership in the following table is based on 17,357,848 shares of our Common Stock outstanding as of September 10, 2026. Shares of our Common Stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days after September 10, 2026 are deemed to be outstanding and to be beneficially owned by the person or entity holding such option, warrant or convertible security for the purpose of computing the number and percentage ownership of outstanding shares of that person or entity. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise noted, the address of each person or entity in the following table is c/o Azio AI Holdings, Inc., 7510 Ardmore Street, Houston, TX 77054.

Name of Beneficial Owner(1)	Number of Shares	Percent of
Directors and Executive Officers:
Phillip W. Oldridge(2)	640,661	3.6%
Chris Young(3)	492,070	2.8%
Michael A. Di Pietro(4)	70,683	*
Terri White Elk(5)	70,000	*
Jason Maddox(6)	719,800	4.1%
Elgin Tracy(7)	410,000	2.3%
Larry G. Paige II	-	-
All directors and executive officers as a group (7 persons)(8)	1,802,553	9.8%
5% Stockholders:
Alora LLC (9)	984,140	5.6%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(2)

Consists of (i) 2,200 shares of our Common Stock held of record by Phillip W. Oldridge, (ii) 48,661 shares owned indirectly through a family relationship and (iii) 589,800 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(3)

Consists of 492,070 shares of our Common Stock held of record by Accel Venture III LLC (“Accel Venture”), of which Mr. Young is the sole member. In addition, Accel Venture is the record owner of 194,690 shares of Series A Preferred Stock, which are convertible into 19,469,000 shares of Common Stock following stockholder approval. Mr. Young disclaims beneficial ownership of these shares held by Accel Venture except to the extent of any pecuniary interest therein.

(4)

Consists of (i) 883 shares of our Common Stock held of record by Michael A. Di Pietro and (ii) 69,800 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(5)	Consists of 70,000 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(6)

Consists of (i) 310,000 shares of our Common Stock held of record by Jason Maddox and (ii) 409,800 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(7)	Consists of 410,000 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(8)	Includes an additional 40,000 shares of our Common Stock underlying options that are currently exercisable or exercisable within 60 days after September 10, 2026.

(9)

The information reported is based in part on, and in reliance upon, information provided by Alora LLC to the Company in connection with the Acquisition. Alora LLC is the beneficial owner of 984,140 shares of Common Stock and has sole voting and dispositive power over such shares. Chi Wei David Shiue, the Company’s former Chief Business Development Officer, is the sole member of Alora LLC and, in such capacity, shares voting and dispositive power over the 984,140 shares held of record by such company. In addition, Alora LLC is the record owner of 389,380 shares of Series A Preferred Stock, which are convertible into 38,938,000 shares of Common Stock following stockholder approval. The address of Alora LLC is 19933 Harrison Ave., Walnut CA 91789.